
                                                                                                                        EXHIBIT 12.1


                                                           Q1 2002        Q1 2001          2001             2000            1999
                                               -------------------------------------------------------------------------------------
Earnings
--------
Earnings before interest and taxes                      (15,293,614)    (6,412,077)    (42,270,116)      89,115,221     295,719,923

Equity in (earnings)/losses of investees                   (983,374)    (2,350,034)    (10,816,206)      (7,917,347)     (4,958,981)

Distributed earnings of investees                         3,707,507         82,092       4,862,563        1,421,402         739,315

Fixed charges adjustments:
  Amortization of deferred debt exp.                        320,637        327,325       1,296,329        1,329,325       1,779,840
  Interest component of rental exp.                       7,220,149      5,917,811      25,039,503       26,168,213      25,000,820
  Amortization of debt discount                                   -          2,907           6,784           11,628          50,303
  Amortization of subscription fees on pref sec              75,262              -         169,791                -               -

Dividends on preferred securities                        (5,250,000)             -     (11,238,888)               -               -

Amortization of capitalized interest                      1,591,299      1,383,539       6,015,808        5,305,953       4,590,989

Add back Int exp @ JV's                                           -              -               -                -       3,056,801

Add back interest comp of JV rent exp                             -              -               -                -               -


                                               -------------------------------------------------------------------------------------
  Net Earnings                                           (8,612,134)    (1,048,437)    (26,934,432)     115,434,395     325,979,010
                                               =====================================================================================


Fixed Charges
-------------
Interest expense                                         14,234,757     23,451,822      76,227,448       86,036,048      74,679,844

Interest expense @ Gtd Debt JV's                                  -              -               -              -         3,056,801

Capitalized interest                                        231,073        771,369       1,871,913        5,986,831       7,517,430

Amortization of deferred debt expense                       320,637        327,325       1,296,329        1,329,325       1,779,840

Amortization of debt discount                                     -          2,907           6,784           11,628          50,303

Interest component of rental exp.                         7,220,149      5,917,811      25,039,503       26,168,213      25,000,820
  (1/3 of total rent expense)

Dividends on preferred securities                         5,250,000              -      11,238,888                -               -

Amortization of subscription fees on pref sec                75,262              -         169,791                -               -

Interest component of rental exp @ GDJV's                         -              -               -                -               -
  (1/3 of total rent expense)


                                               -------------------------------------------------------------------------------------
  Total Fixed Charges                                    27,331,878     30,471,234     115,850,656      119,532,045     112,085,038
                                               =====================================================================================

Ratio                                                          (0.3)          (0.0)           (0.2)             1.0             2.9

Dollar amount of deficiency                              35,944,012     31,519,671     142,785,088        4,097,650


                                                      1998              1997
                                                -------------------------------
Earnings
--------
Earnings before interest and taxes                  65,637,048    312,380,869

Equity in (earnings)/losses of investees            11,089,882     (4,196,606)

Distributed earnings and investees                   2,233,146      3,241,826

Fixed charges adjustments:
  Amortization of deferred debt exp.                 1,683,190        874,068
  Interest component of rental exp.                 23,579,984     20,575,718
  Amortization of debt discount                        232,320              -
  Amortization of subscription fees on pref sec.             -              -

Dividends on preferred securities                            -              -

Amortization of capitalized interest                 3,595,263      3,009,379

Add back Int exp @ JV's                              1,471,910              -

Add back interest comp of JV rent exp                        -              -


                                                -------------------------------
   Net Earnings                                    109,522,743    335,885,254
                                                ===============================


Fixed Charges
-------------
Interest Expense                                     71,250,535     26,049,978

Interest expense @ Gtd Debt JV's                      1,471,910              -

Capitalized interest                                 14,165,626     15,474,860

Amortization of deferred debt expense                 1,683,190        874,068

Amortization of debt discount                           232,320              -

Interest component of rental exp.                    23,579,984     20,575,718
  (1/3 of total rent expense)

Dividends on preferred securities                             -              -

Amortization of subscriptoin fees on pref sec                 -              -

Interest component of rental exp @ GDJV's                     -              -
  (1/3 of total rent expense)


                                                --------------------------------
   Total Fixed Charges                            112,383,565      62,974,624
                                                ================================

Ratio                                                     1.0             5.3

Dollar amount of deficiency                         2,860,822